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                                                                      Exhibit 15

                Independent Accountants' Acknowledgement Letter

To the Members and Board of Managers of
Excelsior Venture Partners III, LLC

We are aware of the use of our report dated June 11, 2003 relating to the unaudited interim financial statements and financial highlights of Excelsior Venture Partners III, LLC which are included in this Form 10-Q (No. 000-29665) for the quarter ended April 30, 2003.

                                               ERNST & YOUNG LLP

Boston, Massachusetts
June 12, 2003